UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2015 (April 7, 2015)

BALTIC TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement

Merger Agreement

On April 7, 2015, Baltic Trading Limited, a Marshall Islands corporation (“Baltic Trading” or the “Company”), Genco Shipping & Trading Limited, a Marshall Islands corporation (“Genco” or “Parent”), and Poseidon Merger Sub Limited, a Marshall Islands corporation and an indirect wholly owned subsidiary of Genco (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Genco.

The Boards of Directors of both the Company and Genco established independent special committees to review the Merger and negotiate the terms on behalf of their respective companies.  Both independent special committees unanimously approved the Merger.  The Boards of Directors of both companies unanimously approved the Merger with Peter C. Georgiopoulos, Chairman of the Board of Directors of each company, abstaining.

The Merger Agreement provides that, upon completion of the Merger, each share of common stock, par value $0.01 per share, of the Company, issued and outstanding immediately prior to the Merger will be converted into the right to receive 0.216 shares of common stock, par value $0.01 per share, of Genco (the “Exchange Ratio”).  Shares of the Company’s Class B Stock (all of which are owned by a subsidiary of Genco) will be canceled in the Merger.  Holders of restricted stock awards issued under Baltic Trading’s 2010 Equity Incentive Plan will be entitled to receive the same consideration in the Merger as holders of Baltic Trading’s common stock.  Upon completion of the Merger, shareholders of Genco are expected to own approximately 84.5 percent of the combined company, and Baltic Trading shareholders (which will not include Genco or its subsidiaries)  are expected to own approximately 15.5 percent of the combined company.

Approval of the Merger is subject to a vote of shareholders of both Genco and the Company as described more fully below under “Closing Conditions,” including a vote of the Company’s shareholders other than Genco and its subsidiaries and certain other affiliated shareholders.   Genco has agreed to vote, and to cause each of its controlled affiliates to vote, any shares of Company common stock and Company Class B stock owned by it or any affiliate in favor of the merger.  The Company has agreed to vote (or cause its subsidiaries to vote, as applicable) any shares of Genco common stock owned by it or any of its subsidiaries in favor of the Merger.

Closing Conditions

The Company’s and Parent’s obligation to consummate the Merger is subject to a number of conditions, including, among others, the following, as further described in the Merger Agreement: (i) the affirmative vote of the holders of a majority of the voting power of the Company’s common stock and Class B stock voting together as a single class to adopt and approve the Merger Agreement and the Merger, (ii) the affirmative vote of a majority of the voting power of the Company’s common stock and Class B stock held by holders other than Parent, Merger Sub and Parent’s other subsidiaries, and officers and directors of the Company who are officers or directors of Genco, voting together as a single class, to adopt and approve the Merger Agreement and the Merger, (iii) the affirmative vote of the holders of a majority of the voting power of Parent’s shares represented at a meeting of Parent’s shareholders to adopt and approve the Merger Agreement and the Merger, (iv) the effectiveness of the registration statement on Form S-4 registering Parent common stock to be issued in connection with the Merger, (v) the authorization for listing on the New York Stock Exchange of all shares of Parent common stock outstanding or reserved for issuance, (vi) no injunction or order prohibiting the transaction, (vii) representations and warranties of the other party being true and correct, subject to materiality standards other than for fundamental representations related to capitalization, (viii)  compliance by the other party with its covenants and agreements in all material respects, (ix) delivery of an officer’s certificate regarding the two foregoing conditions, (x) no material adverse effect having occurred with respect to the other party since the signing of the Merger Agreement, (xi) the closing of the transactions contemplated by the Stock Purchase Agreement (as defined and described below) shall have occurred and (xii) receipt of binding consents or waivers from the Company’s lenders under the Company’s existing credit facilities.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations, warranties and covenants by the Company,  Parent, and Merger Sub, which include, among others, covenants to conduct their businesses in the ordinary course between the execution of the Merger Agreement and completion of the Merger, subject to limited exceptions.  The Company is also subject to customary specific restrictions on key corporate actions during this period, including with respect to the payment of dividends, issuance of equity and changes in capitalization, asset acquisitions and asset sales, incurrence of indebtedness, material contracts, settlement of litigations, employment matters and other matters.  The Company is also prohibited from soliciting or engaging in negotiations with respect to a transaction involving the sale of the Company or its assets, provided that under certain circumstances the Company may engage in negotiations regarding an unsolicited bona fide written proposal that constitutes or is reasonably likely to result in a “Superior Proposal” (as defined in the Merger Agreement) if the Board of Directors of the Company concludes that the failure to do so would be inconsistent with its duties under applicable law.  Parent is prohibited from making changes in its organizational documents, splitting or subdividing equity, paying dividends, or taking actions reasonably expected to prevent or materially delay the closing. The Merger Agreement also requires each of the Company and Parent to call and hold shareholders’ meetings, and requires the Boards of Directors of the Company and Parent to recommend that its shareholders adopt and approve the Merger Agreement and the Merger.  The Company will be permitted to change its recommendation to shareholders under certain circumstances  in response to a “Superior Proposal” if its Board of Directors determines in good faith that failure to make a change in recommendation would be inconsistent with its duties under applicable law and following good faith discussions with Parent and taking into account any proposed adjustments to the Merger Agreement by Parent.  Additionally, Parent and the Company will each be permitted to change its respective recommendation under certain circumstances if (i) there is a material fact, change or set of circumstances that arises after the date of the Merger Agreement, (ii) its Board of Directors determines in good faith that failure to make such change in recommendation would be inconsistent with its duties under applicable law, and (iii) following good faith discussions with the other party and taking into account any proposed adjustments to the Merger Agreement by the other party, the Parent’s Board of Directors or the Company’s Board of Directors, as the case may be, again determines that failure to make such change in recommendation would be inconsistent with its duties under applicable law.

Termination and Expenses

The Merger Agreement contains certain customary termination rights, including, among others, the following: (i) the right of either  Parent or the Company to terminate the Merger Agreement if Parent shareholders or Company shareholders fail to adopt and approve the Merger Agreement and the Merger, (ii) the right of either Parent or the Company to terminate the Merger Agreement if the Board of Directors of the other party (a) fails to recommend that its shareholders vote to approve the transaction; (b) changes its recommendation with respect to the transaction (including, with respect to the Company, if the Company approves or recommends a competing  acquisition proposal); (c) fails to include the recommendation of its Board of Directors in the joint proxy statement to be filed by the Company and  Parent in connection with the Merger, (d) breaches its non-solicitation (with respect to the Company) or Board of Directors recommendation obligations in any material respect; or (e) fails to call its shareholders’ meeting as required, (iii) the right of either Parent or the Company to terminate the Merger Agreement if the Merger has not occurred by six months after the date of the Merger Agreement, (iv) the right of either Parent or the Company to terminate the Merger Agreement due to a material breach by the other party of any of its representations, warranties or covenants which would result in the closing conditions relating to the accuracy of representations and warranties or compliance with covenants and agreements, not to be satisfied and which breaches have not been cured within 30 days after notice from the other party, subject to certain conditions, (v) the right of either Parent or the Company to terminate the Merger Agreement if a final and non-appealable order or other action  permanently restraining, enjoining or otherwise prohibiting the transactions under the Merger Agreement has been issued by a court or other governmental entity, (vi) by mutual written agreement of each of Parent and the Company and (vii) the right of Company to terminate the Merger Agreement following the termination of the Stock Purchase Agreement in accordance with the terms thereof.

The Company and Parent will be required to pay the other party’s expenses up to a cap of $3,250,000  if (i) the Merger Agreement is terminated because (a) its Board of Directors failed to recommend that its shareholders vote to approve the Merger; (b) its Board of Directors changed its recommendation that its shareholders vote to approve the Merger (including, with respect to the Company, if the Company’s Board of Directors approves or recommends a competing acquisition proposal); (c) it failed to include its Board of Directors recommendation in the joint proxy statement to be issued by the Company and Parent in connection with the Merger; (d), it breached any of the provisions set forth in its Board of Directors’ recommendation and non-solicitation obligations in any material respect; or (e) it failed to call its shareholders’ meeting as required,  (ii) the Merger Agreement is terminated because of a material uncured breach by that party, or (iii) the Merger Agreement is terminated because its shareholders fail to approve the Merger. Parent will also be required to pay the Company’s expenses up to the aforementioned cap if the Stock Purchase Agreement and the Merger Agreement are terminated by the Company as a result of Parent’s uncured material breach of the Stock Purchase Agreement.

Governance

Pursuant to the Merger Agreement and subject to the approval of an amendment to Parent’s amended and restated articles of incorporation by holders of two-thirds of Parent’s outstanding common stock, the Board of Directors of  Parent will be increased to eight members, and one director currently serving on the independent special committee of the Board of Directors of the Company is to be selected by Parent’s Board of Directors to fill the newly created seat.  Approval of such amendment by Parent’s shareholders is not a condition to the Merger, and if such approval is not obtained, the Company must still complete the transactions without the appointment of any of the Company’s directors to Parent’s Board of Directors.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement with respect to matters as of specified dates. These representations and warranties: (i) were made solely for the benefit of the other parties to the Merger Agreement and are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement; (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders; and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Parent. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent.

Voting Agreement

On April 7, 2015, concurrently with the execution of the Merger Agreement, certain affiliates of Centerbridge Partners, L.P., as shareholders of Genco, the Company, or both (as applicable) entered into a voting and support agreement (the “Voting Agreement”) with Genco and the Company pursuant to which such entities are required to vote all of their Genco shares and Company shares in favor of the Merger and are prohibited from transferring such shares except under limited circumstances.  Each such shareholder also granted an irrevocable proxy to Company (and any designee thereof) to vote such shareholder’s shares of Genco and Company common stock in favor of the Merger.  The Voting Agreement terminates upon the earlier of (i) the effective time of the Merger, (ii) the termination of the merger agreement pursuant to its terms and (iii) any reduction of the Exchange Ratio or change in the Exchange Ratio.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Stock Purchase Agreement

On April 7, 2015, Baltic Trading entered into a Stock Purchase Agreement pursuant to which Baltic Trading sold to Genco on April 8, 2015 all of Baltic Trading’s equity interests in Baltic Lion Limited and Baltic Tiger Limited, the respective owners of the Capesize drybulk vessels known as the Baltic Lion and the Baltic Tiger, for an aggregate purchase price of $68.5 million, subject to reduction for the outstanding amounts under the $44 Million Term Loan Facility (as defined below) and an adjustment for working capital and outstanding indebtedness as of the closing date. The indebtedness under such owners’ $44 million secured loan agreement with DVB Bank SE (the “$44 Million Term Loan Facility”) remained in place.  The purchase price was established in arm’s length negotiations between the independent special committees of the companies and was financed by Genco with available cash and borrowings under its credit facility with ABN AMRO Capital USA LLC entered into on April 7, 2015.  In connection with the Stock Purchase Agreement, Genco executed a Guarantee and Indemnity in favor of DVB Bank SE with respect to the $44 Million Term Loan Facility, which is on substantially the same terms as the Guarantee and Indemnity executed by the Company on December 3, 2013.  The Company was released from its Guarantee and Indemnity, pursuant to a First Supplemental Agreement to the loan agreement for the $44 Million Term Loan Facility (the “First Supplemental Agreement”).

The foregoing descriptions of the Stock Purchase Agreement and the First Supplemental Agreement do not purport to be complete and are qualified in their entirety by reference to the Stock Purchase Agreement and the First Supplemental Agreement, which are filed as Exhibits 2.2 and 10.2 hereto, respectively and are incorporated into this report by reference.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

The disclosure under the heading  “Stock Purchase Agreement” set forth in Item 1.01 above is incorporated herein by reference.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 7, 2015, the Board of Directors of the Company adopted Amended and Restated By-Laws of the Company (the “By-Laws”).  A new Article VIII was added to the By-Laws, which provides that the federal and state courts located in the County of New York in the State of New York are the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim against the Company, its directors, officers and/or employees arising pursuant to any provision of the Marshalls Islands Business Corporation Act or the Company’s articles of incorporation or bylaws, or (iv) any other action asserting a claim against the Company, its directors, officers and/or employees that is governed by the internal affairs doctrine, unless the Company consents in writing to the selection of an alternative form.

The foregoing description of the By-Laws does not purport to be complete and is qualified in its entirety by reference to the By-Laws which is filed as Exhibit 3.1 hereto, and is incorporated into this report by reference.

ITEM 7.01 Regulation FD Disclosure

On April 8, 2015, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement and the Stock Purchase Agreement described above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Cautionary Statement Regarding Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements regarding the Company’s and Parent’s expectations, beliefs, plans, objectives, financial conditions, assumptions, performances, events or developments that the Company believes or anticipates will or may occur in the future, may be “forward-

looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are often, but not always, made through use of words or phrases such as “may”, “believe”, “anticipate”, “could”, “should”, “intend”, “plan”, “will”, “expect(s)”, “estimate(s)”, “project(s)”, “forecast(s)”, “positioned”, “strategy”, “outlook” and similar expressions.  All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in such forward-looking statements.   There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the parties’ ability to satisfy the merger agreement conditions and consummate the merger on the anticipated timeline or at all; fluctuations in market prices of Parent’s stock; the proposed transaction’s effect on the relationships of Parent or the Company with their respective customers and suppliers, whether or not the proposed transaction is completed; Parent’s shareholders’ and the Company’s shareholders’ reduction in their percentage ownership and voting power; the challenges presented by the integration of Parent and the Company; the ability to realize anticipated growth, synergies and cost savings; the uncertainty of third-party approvals; the significant transaction and merger-related integration costs; the current global environment’s impact on the Company’s or Parent’s business; the volatility and historical low of charterhire rates for drybulk carriers; the current oversupply of drybulk capacity; a decrease in the market value of the Company’s or Parent’s vessels; prolonged declines in charter rates and other market deterioration; a further economic slowdown or changes in the economic and political environment in the Asia Pacific region; changes to and the impact of laws, rules and regulations that regulate the Company’s and Parent’s operations, including regulation and liability under environmental and operational safety laws; increased inspection procedures and tighter import and export controls; the exposure of the Company’s or Parent’s vessels to international risks; damage and unexpected drydocking costs of the Company’s or the Parent’s vessels; acts of piracy, terrorist attacks and other acts of violence or war; the cost of compliance with safety and other vessel requirements imposed by classification societies; violations of worldwide anti-corruption laws; the Company’s or Parent’s ability to attract and retain qualified skilled employees or crew necessary to operate its business; labor interruptions; governmental claims as a result of smuggling of drugs or other contraband onto the Company’s or Parent’s vessels; arrests of the Company’s or Parent’s vessels by maritime claimants; governments’ potential reacquisition of the Company’s  or Parent’s vessels during a period of war or emergency;  change in fuel prices; seasonal fluctuations; restrictive covenants under the Company’s or Parent’s credit facilities; the Company’s or Parent’s ability to successfully employ its vessels; the dissimilarity of Parent’s consolidated balance sheets and statement of operations  prior to and subsequent to July 9, 2014; the potential loss of one or more charterers; the aging of the Company’s or Parent’s fleet; the Company’s or Parent’s practice of purchasing and operating previously owned vessels; an increase in operating costs or interest rates; the failure of technical managers to perform their obligations to the Company or the Parent; the ability of the Company or the Parent to compete for charters with new entrants or established companies with greater resources in the international drybulk shipping industry; Parent’s prohibition on paying dividends or repurchasing its stock; the Company’s or Parent’s ability to grow or effectively manage its growth; Parent’s credit risk as a result of maintaining all of its cash and cash equivalents at three financial institutions; the Company’s or Parent’s ability to fund its capital expenditures; Parent’s dependence on the ability of its subsidiaries to distribute funds to it in order to satisfy its financial obligations or make dividend payments; the creditworthiness of the Company’s or Parent’s charterers; the ability of the Company or Parent to operate its financial and operations systems effectively or recruit suitable employees as the Company or Parent expands its fleet; the ability of the Company or Parent to attract and retain key management and other employees in the shipping industry; Parent’s arrangements with Maritime Equity Partners LLC; the independent interests of Parent’s chairman in the ownership and operation of drybulk vessels; the Company’s or Parent’s ability to maintain adequate insurance to compensate it or third parties; the Company’s or Parent’s ability to maintain resources to cover claims made by its protections and indemnity associations; the ability of the Company or Parent to qualify for an exemption from paying U.S. federal income tax on its shipping income; U.S. tax authorities treatment of the Company or Parent as a “passive foreign investment company”; exchange rate fluctuations; legislative actions relating to taxation;  certain shareholders owning large portions of Parent’s outstanding common stock;  the Parent’s foreign corporation status; future sales of Parent’s common stock; the Company’s or Parent’s ability to raise additional capital in the future; future issuances of the Company’s or Parent’s common stock; volatility in the market price and trading value of Parent’s common stock; potential anti-takeover effects in Parent’s amended and restated articles of incorporation; Parent’s classified Board of Directors; provisions in Parent’s amended and restated articles of incorporation which may delay the removal of incumbent officers and directors; the limited ability of Parent’s shareholders to take action; the advance notice requirement for shareholder proposals and director nominations of Parent; and the ability of Parent’s investors to enforce U.S. judgment costs against Parent.

Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in (i) Parent’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and reports on Form 8-K; (ii)  the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2014 and reports on Form 10-Q and Form 8-K. The forward-looking statements made herein speak only as of the date hereof and none of Parent, the Company or any of their respective affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Important Information for Investors and Shareholders

In connection with the proposed transaction between Parent and the Company, Parent and the Company intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Parent registration statement on Form S-4 that will include a joint proxy statement of Parent and the Company that also constitutes a prospectus of Parent. The definitive joint proxy statement/prospectus will be delivered to shareholders of Parent and the Company. INVESTORS AND SECURITY HOLDERS OF PARENT AND THE COMPANY ARE URGED TO READ THE DEFINITIVE  JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and the definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC by Parent and the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Parent (when available) will be available free of charge on Parent’s internet website at www.gencoshipping.com.  Copies of the documents filed with the SEC by the Company (when available) will be available free of charge on the Company’s internet website at www.baltictrading.com

Participants in the Merger Solicitation

This communication is not a solicitations of a proxy from any investor or securityholder.  However, Parent, the Company, their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Parent and the Company shareholders in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Parent and of the Company will be set forth in the joint proxy statement/prospectus when it is filed with the SEC or in an amendment to one or both companies’ Annual Report on Form 10-K for the year ended December 31, 2014 when it is filed with the SEC.   These documents will be available free of charge from the sources listed above.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 7, 2015, by and among Genco Shipping & Trading Limited, Poseidon Merger Sub Limited and Baltic Trading Limited. (1)

2.2	Stock Purchase Agreement, dated as of April 7, 2015, by and between Genco Shipping & Trading Limited and Baltic Trading Limited. (1)

3.1	Baltic Trading Limited Amended and Restated By-Laws, adopted April 7, 2015.

10.1	Voting and Support Agreement, dated as of April 7, 2015, by and among Baltic Trading Limited, Genco Shipping & Trading Limited, and the entities listed on Schedule A thereto.

10.2	First Supplemental Agreement to Secured Loan Facility Agreement, dated as of April 7, 2015, by and among Baltic Tiger Limited, Baltic Lion Limited, DVB Bank SE and the lenders listed on Schedule 1 thereto.

99.1	Press Release, dated April 8, 2015.

(1)	Certain exhibits and schedules to the Merger Agreement and Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of such exhibits or schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2015

BALTIC TRADING LIMITED

	By	/s/ John C. Wobensmith
John C. Wobensmith
President, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 7, 2015, by and among Genco Shipping & Trading Limited, Poseidon Merger Sub Limited and Baltic Trading Limited. (1)

2.2	Stock Purchase Agreement, dated as of April 7, 2015, by and between Genco Shipping & Trading Limited and Baltic Trading Limited. (1)

3.1	Baltic Trading Limited Amended and Restated By-Laws, adopted April 7, 2015.

10.1	Voting and Support Agreement, dated as of April 7, 2015, by and among Baltic Trading Limited, Genco Shipping & Trading Limited, and the entities listed on Schedule A thereto.

10.2	First Supplemental Agreement to Secured Loan Facility Agreement, dated as of April 7, 2015, by and among Baltic Tiger Limited, Baltic Lion Limited, DVB Bank SE and the lenders listed on Schedule 1 thereto.

99.1	Press Release, dated April 8, 2015.

(1)	Certain exhibits and schedules to the Merger Agreement and Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of such exhibits or schedules to the SEC upon request.